Exhibit 99.2

Invitae Acquires Diploid, Maker of Artificial-Intelligence Engine to Enable Clinical Diagnosis Using Whole Genome Sequencing in Minutes

— Adds to Invitae’s competitive advantage by providing rapid answers to patients while further reducing the cost of genetic testing at scale —

— Hosting conference call and webcast today at 2:00 pm Pacific / 5:00 pm Eastern —

— Inducement Grants Under NYSE Rule 303A.08 for Employees —

SAN FRANCISCO, March 10, 2020 – Invitae Corporation (NYSE: NVTA), a leading medical genetics company, announced today the acquisition of Diploid, a privately held Belgian company that developed Moon, artificial intelligence (A.I.) software capable of diagnosing genetic disorders in minutes based on next-generation sequencing data and patient information.

The addition of Moon to Invitae’s state-of-the-art variant interpretation infrastructure extends its ability to quickly and efficiently turn large amounts of genetic data and phenotypic information into actionable reports for patients and clinicians.

“The addition of Diploid’s software to Invitae’s best-in-class variant interpretation platform will provide an immediate increase in throughput, improving the customer experience and lowering COGS for our exome offering, further extending the advantage of Invitae’s platform to the benefit of clinicians and their patients,” said Sean George, co-founder and chief executive officer of Invitae. “More importantly, this technology will help us accelerate progress toward the routine use of whole genome sequencing in addition to panel and exome testing, ultimately helping more patients get the diagnosis they need, sooner.”

Moon is powerful and simple to use. When interpreting exome or whole genome data, geneticists must identify the one or two mutations responsible for the patient’s condition among thousands of sequence variations observed. With Moon, geneticists can upload next generation sequencing data, enter a patient’s symptoms and age of onset, and the causal variants are suggested within minutes. The speed and accuracy of Moon is powered by A.I. algorithms, a proprietary gene-disorder model, and a continuously updated genetic evidence database. Invitae and Diploid successfully completed a pilot study of the performance of Moon and found that in 94% of the 150 previously-solved exome cases, the causal mutation was found within the top three of Moon’s ranked list of sequence variants.

“We are dedicated to building the best medical genetics diagnostic system in the world. With Invitae we are joining like-minded scientists creating a world-class genetic interpretation framework at scale,” said Peter Schols, founder and chief executive officer of Diploid. “By bringing these technologies together, we can help more patients benefit from in-depth genetic sequencing to move from searching for answers to finding a diagnosis and discussing treatments that can help.”

The speed and accuracy of genetic diagnoses enabled by Moon has real-world benefits for patients. Rapid whole genome sequencing, interpretation and diagnoses has proven to be critical for the care of infants with genetic diseases in neonatal and pediatric intensive care units. Because Moon can go from whole genome sequencing data to an answer in minutes, it can be instrumental for providing rapid and accurate care required for critically ill patients.

Under the definitive agreement, Invitae will acquire Diploid for approximately $95 million, subject to certain adjustments, consisting of $32 million in cash and $63 million in Invitae common stock (based upon a trailing average trading price). The acquisition has closed.

RSUs

In connection with the transaction, Invitae granted restricted stock units (“RSUs”) having a value of up to $5 million to certain continuing employees of Diploid. The RSUs were granted under Invitae’s 2015 Stock Incentive Plan, which was amended and restated to create an additional pool of shares of Invitae common stock to be used exclusively for the grant of inducement awards in compliance with New York Stock Exchange Rule 303A.08 (“Rule 303A.08”). The RSUs were approved by the Board of Directors of Invitae and granted as an inducement material for continued employment following the acquisition of Diploid by Invitae in reliance on the employment inducement exemption under Rule 303A.08. The RSUs vest 50% at 12 months and 50% at 24 months from the grant date. The number of RSUs that vest on each vesting date will be calculated based on the volume-weighted average trading price of Invitae’s common stock on the New York Stock Exchange for 30 days immediately preceding such vesting date. Any unvested portion of an award granted under an RSU agreement will accelerate upon the applicable employee being terminated without Cause or for Good Reason (as such terms are defined in the RSU agreement).

Conference Call and Webcast Details

Management will host a conference call and webcast today at 2:00 p.m. Pacific / 5:00 p.m. Eastern to discuss the acquisition. The dial-in numbers for the conference call are (866) 393-4306 for domestic callers and (734) 385-2616 for international callers, and the reservation number for both is 4663118. Following prepared remarks, management will respond to questions from investors and analysts, subject to time limitations.

The live webcast of the call and slide deck may be accessed by visiting the investors section of the company’s website at ir.invitae.com. A replay of the webcast and conference call will be available shortly after the conclusion of the call and will be archived on the company’s website.

About Invitae

Invitae Corporation (NYSE: NVTA) is a leading medical genetics company whose mission is to bring comprehensive genetic information into mainstream medicine to improve healthcare for billions of people. Invitae’s goal is to aggregate the world’s genetic tests into a single service with higher quality, faster turnaround time, and lower prices. For more information, visit the company’s website at invitae.com.

About Diploid

Diploid is on a mission to provide clinical labs, hospitals and nation-wide sequencing programs with the tools to diagnose every rare disease patient. Its Moon platform is the first software worldwide to use artificial intelligence for rare disease diagnostics. Thanks to its use of advanced machine learning and deep phenotype integration, Moon is now widely recognised as the fastest genome interpretation solution, going from whole genome sequencing to diagnosis in minutes. In addition, Moon’s autopilot feature enables unsupervised reanalysis of negative cases, making continuous genome interpretation a reality.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to the potential benefits of the acquisition; the capabilities and benefits of Diploid’s technology; the company’s ability to integrate and expand the use of Diploid’s technology and the impact thereof; and the company’s business strategy, and its beliefs regarding the ways in which the proposed acquisition will contribute to that strategy. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially, and reported results should not be considered as an indication of future performance. These risks and uncertainties include, but are not limited to: the risk that expected benefits of the proposed transaction may not be achieved in a timely manner, or at all; the risk that Diploid’s technology may not be efficiently or successfully integrated into, or otherwise scale with, the company’s platform; the company’s history of losses; the company’s ability to compete; the company’s ability to manage growth effectively; the company’s ability to use rapidly changing genetic data and technology to interpret test results accurately and consistently; security breaches, loss of data and other disruptions; laws and regulations applicable to the company’s business; and the other risks set forth in the company’s filings with the Securities and Exchange Commission, including the risks set forth in the company’s Annual Report on Form 10-K for the year ended December 31, 2019. These forward-looking statements speak only as of the date hereof, and Invitae Corporation disclaims any obligation to update these forward-looking statements.

Source: Invitae Corporation

Contact:

Laura D’Angelo

pr@invitae.com

(628) 213-3283

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